Exhibit No. 1
Fashion Tech International, Inc.
Form 10-K
File No. 2-93231-NY


                    ARTICLES OF INCORPORATION

                               OF

                FASHION TECH INTERNATIONAL, INC.

    We, the undersigned. natural persons of twenty-one years or more of age, acting as incorporators of a corporation (the "Corporation") under the Nevada Revised Statutes adopt the following Articles of Incorporation for the Corporation:

                            ARTICLE I
                       NAME OF CORPORATION

The name of the Corporation is PRESITGE CAPITAL CORPORATION.

                           ARTICLE II
                            DURATION

The Corporation shall exist perpetually or until dissolved according to law.

                           ARTICLE III
                             PURPOSE

    The purpose of the Corporation shall be to conduct any or all lawful business for which corporations may be organized under said Nevada Revised Statutes as from time to time authorized by its Board of Directors, including but not limited to:

    (a) To enter into any lawful arrangement for sharing profits, union of interest, reciprocal association or cooperative association with any corporation, association, partnership, individual or other legal entity for the carrying on of any business and to enter into any general or limited partnership for the carrying on of any business; and

    (b)  To conduct business anywhere in the world.

In pursuit of this purpose, the Corporation will have all the powers granted to it by law.

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                            ARTICLE IV
                            SHARES

     The aggregate number of shares which the Corporation shall have authority to issue is 120,000,000 shares of common stock having a par value of $0.001 per share The board of directors of the Corporation may, from time to time, in their sole discretion, prescribe and authorize the issuance of additional classes and series of stock with distinguishing designations and the number of each such class or series of stock and the voting powers, designations, preferences, limitations, restrictions and relative rights authorized. The aggregate number of shares of stock, in addition to common stock, the Corporation shall have authority to issue is 5,000,000 shares having $0.001 par value.

     All voting rights appurtenant to shares of stock of the Corporation shall be exercised by the holders of the common stock. Each share of common stock shall be entitled to one vote. All shares of common stock shall be of the same series and shall entitle the holders thereof to equal rights in all respects.

                            ARTICLE V
                 REGULATION OF INTERNAL AFFAIRS

     Section 1. Shareholders' Meetings. Meetings of shareholders may be called by the President or by any one director or by any number of shareholders owning not less than ten percent of the outstanding shares entitled to vote at such meeting. Notice of shareholders' meetings shall be given in writing by mailing such notice to the address of every shareholder, at the last known address of such shareholder, at least ten days prior to the date and hour of said meeting. Publication of notice of a shareholders' meeting is not required for any purpose. Any notice required to be given any shareholders of this Corporation may be waived by written instrument signed by such shareholders.

     Section 2. Bylaws. Subject to repeal or change by action of the shareholders, the majority of the directors may adopt bylaws for the Corporation, and may alter, amend or repeal the bylaws or adopt new bylaws, which are consistent with these Articles and the laws of the State of Nevada.

                           ARTICLE VI
                        PREEMPTIVE RIGHTS

     The shareholders of common stock of the Corporation shall have no pre-emptive rights to acquire unissued shares of common stock of the Corporation.

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                           ARTICLE VII
                   REGISTERED OFFICE AND AGENT

     The address of initial registered office of the Corporation is One East First Street, Reno Nevada 89501 and the name of its initial registered agent at such address is The
Corporation Trust Company of Nevada.

                          ARTICLE VIII
                            DIRECTORS

     The number of directors which shall constitute the Board of Directors of the Corporation shall be three or more unless the number of shareholders is fewer than three, in which case the number of directors may be the same as the number of shareholders. The number of directors shall be fixed by the bylaws. The number of directors constituting the initial Board of Directors of the Corporation shall be three and the names and addresses of the initial directors are:

Paul W. Nielsen                    1118 8 South Woodfield Road
                                   South Jordan, UT 84095

George R. Horton                   1340 East 130 North
                                   Springville, UT 84663

Glen R. Ulmner                     2508 South 1300 East
                                   Salt Lake City, UT 84106

                           ARTICLE IX
                  INDEMNIFICATION AND INSURANCE


     (a) Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative
(hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or officer of the Corporation or while serving as a Director or officer of the Corporation is or was also serving at the request of the Corporation as a director, officer, employee or agent or another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Nevada Revised Statutes, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgements, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such

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indemnification shall continue as to a
person who has ceased to be a Director or officer and shall inure to the benefit or his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or party thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right (which may not be reduced or limited by any repeal or modification of this Article) and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition. The
Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors and officers.

     (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this section is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in party, the claimant shall be entitled to be paid also the expense of prosecuting such claim. Neither the failure of the Corporation (including its Boars of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met any applicable standard of conduct set forth in the Nevada
Revised Statutes nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred herein shall not be exclusive of any other right which any person may have or hereafter acquire under any statutes, provision of the Articles of Incorporation, by-law, agreement, vote of stockholders or disinterested Directors or otherwise.

     (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss whether or note the Corporation would have the power to indemnify such person against such expense, liability or loss under the Nevada Revised Statutes.

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                            ARTICLE X
                          INCORPORATORS

The name and address of each incorporator is:

NAME                                     ADDRESS

Rand M. Elison                 455 East 500 South, Suite 300
                               Salt Lake City, UT 84111


DATED this 15th day of December. 1998.


                                   By: /s/ Rand M. Elison


STATE OF UTAH
                    )ss
COUNTY OF SALT LAKE

     1, Elaine MacFarlane, a Notary Public, hereby certify that on the 8th day of April, 1999 personally appeared before me Rand
M. Elison, who, being by me first duly sworn, declared that he is the person who signed the foregoing Articles of Incorporation as incorporator, and that the statements contained therein are true.

Dated this 8th day of April, 1999.

                                   By:/s/ Notary Public
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